UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2025
______________________
Origin Materials, Inc.
(Exact name of registrant as specified in its charter)
______________________

Delaware	001-39378	87-1388928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

930 Riverside Parkway, Suite 10 West Sacramento, CA	95605
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +1 (916) 231-9329
N/A
(Former Name or Former Address, if Changed Since Last Report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ORGN	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ORGNW	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Secured Promissory Note
On September 22, 2025, Origin Closures, LLC (“Closures”), a wholly-owned subsidiary of Origin Materials, Inc. (the “Company,” “we,” or “us”) executed a Secured Promissory Note (the “Note”) in favor of Starlinger & Co Gesellschaft m.b.H. (“Starlinger”) in the principal amount of €9,476,157.60 (approximately $11,182,813.58 based on the exchange rate in effect September 22, 2025) to finance the purchase of certain equipment used to produce polyethylene terephthalate (PET) sheet. The Note is effective as of October 7, 2025, the date that Starlinger executed and delivered the Note to the Company. Interest under the Note accrues at a rate of 10.56% per annum and the Note is to be repaid in semi-annual installments of principal and interest on the last day of April and October, respectively, beginning in April 2026 and continuing until fully repaid in October 2029. The Note is secured by a security interest in the equipment being financed. The Note may be prepaid in whole or in part at any time without penalty. The Note provides for customary events of default, subject to certain rights to cure, including failure to make any payment when due, and the bankruptcy or insolvency of Closures, or appointment of any receiver, trustee, liquidator, conservator, or like officer to take custody, possession, or control of any property of Closures. Upon the occurrence of an event of default, Starlinger may (i) accelerate all amounts due under the Note, (ii) hold as security against payment of amounts due under the Note any property delivered to Starlinger's custody, possession, or control by Closures or the Company, or (iii) seize or foreclose on the financed equipment that is subject to Starlinger's security interest.
The foregoing description of the Note is not complete and is subject to and qualified in its entirety by reference to the Note, which is filed as Exhibit 10.1 hereto, and the terms of which are incorporated by reference herein.
Guaranty Agreement
In connection with the Note, the Company executed a Guaranty Agreement in favor of Starlinger dated September 22, 2025 (the “Guaranty”). The Guaranty is effective as of October 7, 2025, the date that Starlinger executed and delivered to the Company the Note subject to the Guaranty. Pursuant to the Guaranty, the Company guarantees Closures' performance of its covenants under the Note as well as payment of the Note, including any accrued interest, and of amounts incurred or accrued by Starlinger in connection with the Note, including, among other things, (i) to protect Starlinger's security interest, (ii) as damages, costs, and obligations resulting from default of Closures' payment obligations, or (iii) during the pendency of any bankruptcy, insolvency, receivership, or other similar proceedings.
The foregoing description of the Guaranty is not complete and is subject to and qualified in its entirety by reference to the Guaranty, which is filed as Exhibit 10.2 hereto, and the terms of which are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Secured Promissory Note, by and between the Company and Starlinger & Co Gesellschaft m.b.H., dated September 22, 2025

10.2	Guaranty Agreement, by and between the Company and Starlinger & Co Gesellschaft m.b.H., dated September 22, 2025

104	Cover Page Interactive Data File, formatted in Inline XBRL (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGIN MATERIALS, INC.

Dated: October 8, 2025

	By:	/s/ Matt Plavan
Matt Plavan
Chief Financial Officer and Chief Operating Officer